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                                                                     Exhibit 4-D


                              CERTIFICATE OF TRUST


                 The undersigned, the trustees of Phillips 66 Capital IV, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

                 10. The name of the business trust being formed hereby (the "Trust") is "Phillips 66 Capital IV."

                 11. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                          The Bank of New York (Delaware)
                          White Clay Center, Route 273
                          Newark, Delaware 19711

                 12. This Certificate of Trust shall be effective as of the date of filing.

Dated:  February 23, 1996

                              /s/ T.C. Morris
                              -----------------------------------
                              Name:  T.C. Morris
                              Title: Trustee


                               /s/ John A. Carrig
                              -----------------------------------
                              Name:  John A. Carrig
                              Title: Trustee


                              /s/ L.L. McCall
                              -----------------------------------
                              Name:  L.L. McCall
                              Title: Trustee


                              THE BANK OF NEW YORK (DELAWARE), as
                              Trustee


                              By:  /s/ Walter Douglas
                                 --------------------------------
                              Name:  Walter Douglas
                              Title: Vice President